EXHIBIT 5.1

101 Park Avenue                                                   MORGAN, LEWIS
New York, NY 10178-0060                                            & BOCKIUS LLP
212-309-5000
Fax: 212-309-6273                                              Counselors at Law


June 20, 1996

Coach USA, Inc.
One Riverway
Suite 600
Houston, Texas 77056-1980

Re:  Issuance of Shares Pursuant to
     Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Coach USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the public offering by the Company of an aggregate of 3,500,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the By-Laws of the Company, (c) a good standing certificate dated June 19, 1996 from the State of Delaware and (d) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that
(i) the Shares will be issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which will be no less than the par value thereof, and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

     Based on the foregoing, we are of the following opinion:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares, when issued as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          MORGAN, LEWIS AND BOCKIUS LLP